UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2020
_________________________
INSPIRE MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-38468	26-1377674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5500 Wayzata Blvd., Suite 1600
Golden Valley, Minnesota 55416
(Address of principal executive offices) (Zip Code)

(844) 672-4357
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On June 8, 2020, Inspire Medical Systems, Inc. (the “Company”) announced that the Company appointed Philip J. Ebeling as the Company’s Chief Operating Officer, effective June 1, 2020 (the “Effective Date”). In this capacity, Mr. Ebeling serves as the Company’s principal operating officer.

Philip J. Ebeling, 50, previously worked for Abbott Laboratories, a publicly traded medical device and health care company, as Vice President and Chief Technology Officer in the Cardiovascular and Neuromodulation Division from January 2017 to March 2018 where he led an organization of 1,300 research and development employees and was responsible for regulatory affairs personnel and led critical new technology discussions with the FDA and other agencies. From January 2016 to January 2017, Mr. Ebeling was Chief Technology Officer of St. Jude Medical, Inc., previously a publicly traded medical device company that was acquired by Abbott Laboratories in January 2017. Prior to that, Mr. Ebeling served in various other roles at St. Jude Medical, Inc., including Senior Vice President, Research and Development in the Cardiovascular and Electrophysiology Division from 2012 to January 2016 and Vice President of Research and Development for the Cardiovascular Division from 2008 to 2011. Before joining St. Jude Medical in 2008, Mr. Ebeling spent 12 years at Boston Scientific Corporation, a publicly traded medical device manufacturing company, where he held numerous positions including Director of Program Management – Risk Management. Mr. Ebeling has a B.S. in Chemical Engineering from the University of Minnesota, an M.B.A. from the University of St. Thomas and completed the Advanced Management Program at Harvard Business School. He is a member of the National Society of Professional Engineers and a member of the Engineering Advisory Board at Graham Partners, Inc., a private equity firm focused on technology-driven companies involved with advanced manufacturing.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. Ebeling, effective as of the Effective Date (the “Employment Agreement”). The Employment Agreement provides that Mr. Ebeling is eligible to receive a base salary of $370,000 per year, as well as an annual discretionary performance-based bonus with a target bonus equal to 50% of Mr. Ebeling’s base salary. Mr. Ebeling is also eligible to participate in Company health, disability, life insurance policies and other employee benefit plans. Mr. Ebeling was also granted, effective June 30, 2020 (the “Grant Date”), an option to purchase 40,000 shares of the Company’s common stock (the “Option”), which vests, as to 25% of the shares subject to the Option, on the first anniversary of the Grant Date and, as to the remaining 75% of the shares subject to the Option, in equal monthly installments for the 36 calendar months thereafter, subject to Mr. Ebeling’s continued employment through each such vesting date.

In the event that Mr. Ebeling’s employment terminates without “Cause” or by Mr. Ebeling with “Good Reason,” (each as defined in the Employment Agreement) then pursuant to the Employment Agreement, Mr. Ebeling will be entitled to receive an amount equal to the sum of (i) nine (9) months of base salary continuation, a prorated portion of his target bonus, (iii) payment of COBRA premiums to continue health coverage for executive and his dependents for nine (9) months. If Mr. Ebeling’s termination of employment without “Cause” or with “Good Reason” occurs within the twelve (12) month period immediately following a “Change in Control” (as defined in the Employment Agreement), then in lieu of the payments described above, Mr. Ebeling would be entitled to receive an amount equal to the sum of (i) twelve (12) months of base salary continuation, (ii) the target bonus amount, (iii) payment of COBRA premiums to continue health coverage for executive and his dependents for twelve (12) months, and (iv) accelerated vesting of equity awards granted on after June 1, 2020. Mr. Ebeling’s receipt of these payments is subject to his execution and non-revocation of a release of claims.

In the event that Mr. Ebeling’s employment terminates due to his disability (as described in the Employment Agreement) or death, then Mr. Ebeling or his estate or heirs would be entitled to receive (i) any portion of unpaid base salary through the date of termination, (ii) any accrued but unpaid cash bonus as of the time of the disability or death, (iii) any benefits payable under any disability or life insurance policy maintained by the Company for Mr. Ebeling’s benefit, (iv) accrued but unpaid paid time off, (v) unpaid expense reimbursement, and (vi) vested benefits under Company maintained incentive or benefit plans.

The Employment Agreement includes non-compete and non-solicitation of employees during Mr. Ebeling’s employment and for twelve (12) months following termination.

Any payments or benefits received by Mr. Ebeling under the Employment Agreement will be subject to an Internal Revenue Code Section 280G “cutback” such that payments or benefits that Mr. Ebeling would receive in connection with a change in control will be reduced to the extent that such reduction would result in a greater after-tax net amount for Mr. Ebeling.

Mr. Ebeling has entered into the Company’s standard form of indemnification agreement for its directors and officers.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 8, 2020, the Company issued a press release announcing Mr. Ebeling’s appointment.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Philip Ebeling, effective June 1, 2020.

99.1	Press release of Inspire Medical Systems, Inc., dated June 8, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRE MEDICAL SYSTEMS, INC.

Date:	June 8, 2020	By:	/s/ Timothy P. Herbert
Timothy P. Herbert
President and Chief Executive Officer

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